Exhibit 5.1

Mayer Brown LLP
700 Louisiana Street
Suite 3400
Houston, Texas 77002-2730

April 28, 2017	Main Tel +1 713 238 3000
Main Fax +1 713 238 4888
www.mayerbrown.com

Halcón Resources Corporation
1000 Louisiana St., Suite 6700
Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special counsel to Halcón Resources Corporation, a Delaware corporation (the “Company”) and its direct and indirect wholly owned subsidiaries listed in Schedule A hereto (collectively, the “Relevant Parties,” and together with the Company, the “Registrants”) in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), filed by the Registrants with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities:

(i) shares of common stock, $0.0001 par value per share, of the Company, including shares of common stock issuable upon conversion or exercise of other securities described herein (the “Common Stock”);

(ii) shares of preferred stock of the Company, including shares of preferred stock issuable upon conversion or exercise of other securities described herein (the “Preferred Stock”);

(iii) depositary shares representing entitlement to all rights and preferences of a share of Preferred Stock of a specified series (the “Depositary Shares”);

(iv) debt securities of the Company, which may be senior debt securities (the “Senior Securities”) or subordinated debt securities (the “Subordinated Securities” and together with the Senior Securities, the “Debt Securities”), including Debt Securities issuable upon conversion or exercise of other securities described herein;

(v) warrants (the “Warrants”) to purchase shares of Common Stock, Preferred Stock, Debt Securities or Depositary Shares; and

(vi) guarantees of Debt Securities (the “Guarantees”) of the Relevant Parties and the parties listed in Schedule B hereto (the “Other Parties”, and together with the Relevant Parties, the “Subsidiary Guarantors”).

Mayer Brown LLP operates in combination with other Mayer Brown entities (the “Mayer Brown Practices”), which have offices in North America,
Europe and Asia and are associated with Tauil & Chequer Advogados, a Brazilian law partnership.

The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants and the Guarantees are referred to herein collectively as the “Offered Securities.”

Unless otherwise provided in any prospectus supplement with respect to the Depositary Shares, the Debt Securities, the Warrants or the Guarantees as the case may be:

(i) the Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and the depositary to be named therein (the “Depositary”);

(ii) the Senior Securities and any Guarantees will be issued under an indenture, the form of which has been filed as an exhibit to the Registration Statement (the “Senior Indenture”), to be entered into between the Company, the Subsidiary Guarantors and a trustee to be named therein (the “Senior Trustee”);

(iii) the Subordinated Securities and any Guarantees will be issued under an indenture, the form of which has been filed as an exhibit to the Registration Statement (the “Subordinated Indenture”), to be entered into between the Company, the Subsidiary Guarantors and a trustee to be named therein (the “Subordinated Trustee”); and

(iv) the Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each to be entered into between the Company and the warrant agents named therein.

The Company’s board of directors and the governing person of any Relevant Party has taken and will take from time to time corporate action relating to the issuance of the Offered Securities (the “Corporate Proceedings”). Certain terms of the Offered Securities may be established by certain officers of the Registrants who will be authorized by the Corporate Proceedings.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

In rendering the opinions expressed herein, we have examined (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company and all amendments thereto; (iii) the Fifth Amended and Restated Bylaws of the Company and all amendments thereto; (iv) the form of the Senior Indenture filed as an exhibit to the Registration Statement; and (v) the form of the Subordinated Indenture filed as an exhibit to the Registration Statement. We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion.

In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. As to all parties other than the Company and the Relevant Parties, we have assumed the due authorization, execution and delivery of all documents and the validity and enforceability thereof against all parties thereto in accordance with their respective terms. We have also assumed that (i) the Registration Statement has become, and remains, effective under the Act, (ii) a prospectus supplement, pricing supplement and/or term sheet will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (iii) all Offered Securities will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet; (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the parties thereto; (v) the Offered Securities will be sold and delivered at the price and in accordance with the terms of such agreement and as set forth in the Registration Statement and the prospectus supplement(s), pricing supplement(s) or term sheet(s) referred to therein; (vi) each Registrant will authorize the offering and issuance of the Offered Securities and the terms and conditions thereof and will take any other appropriate additional Corporate Proceedings; (vii) each Other Party is validly existing, has the power to enter into any Guarantee and has taken all Corporate Proceedings to authorize entering into the Guarantees under the law of such Other Party’s jurisdiction of organization, and (viii) the terms of the Offered Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any Subsidiary Guarantor and such terms comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any Subsidiary Guarantor.

As to matters of fact (but not as to legal conclusions), to the extent we deemed proper, we have relied on certificates of responsible officers of the Registrants and of public officials.

Based upon and subject to the foregoing, and having regard for legal considerations which we deem relevant, we are of the opinion that:

1. the Company is validly existing as a corporation under the laws of the State of Delaware, and each Relevant Party is validly existing as an entity under the laws of its applicable state of organization;

2. except with respect to Common Stock issuable upon (i) the conversion of Debt Securities or Preferred Stock or (ii) the exercise of Warrants, when the Common Stock has been issued and sold, in the manner contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and non-assessable, assuming the issuance of the Common Stock has been authorized by all necessary Corporate Proceedings, and that the certificates evidencing such shares of Common Stock are duly executed and delivered;

3. with respect to Common Stock issuable upon the conversion of Debt Securities or Preferred Stock that are by their terms convertible, such Common Stock will be validly issued, fully paid and non-assessable, assuming the issuance of the Common Stock upon conversion of such securities has been authorized by all necessary Corporate Proceedings, that such securities have been converted in accordance with their terms, that the certificates evidencing such shares of Common Stock are duly executed and delivered and that the consideration therefor is not less than the par value thereof;

4. with respect to Common Stock issuable upon exercise of Warrants, such Common Stock will be validly issued, fully paid and non-assessable, assuming the issuance of the Common Stock upon exercise of such Warrants has been authorized by all necessary Corporate Proceedings, that such Warrants have been exercised in accordance with their terms, that the certificates evidencing such shares of Common Stock are duly executed and delivered and that the consideration therefor is not less than the par value thereof;

5. except with respect to Preferred Stock issuable upon (i) the conversion of Debt Securities or (ii) the exercise of Warrants, when the Preferred Stock has been issued and sold, in the manner contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and non-assessable, assuming the issuance of the Preferred Stock has been authorized by all necessary Corporate Proceedings, that the certificates evidencing such shares of Preferred Stock are duly executed and delivered and that the consideration therefor is not less than the par value thereof;

6. with respect to Preferred Stock issuable upon the conversion of Debt Securities that are by their terms convertible, such Preferred Stock will be validly issued, fully paid and non-assessable, assuming the issuance of the Preferred Stock upon conversion of such Debt Securities has been authorized by all necessary Corporate Proceedings, that such Debt Securities have been converted in accordance with their terms, that the certificates evidencing such shares of Preferred Stock are duly executed and delivered and that the consideration therefor is not less than the par value thereof;

7. with respect to Preferred Stock issuable upon exercise of Warrants, such Preferred Stock will be validly issued, fully paid and non-assessable, assuming the issuance of the Preferred Stock upon exercise of such Warrants has been authorized by all necessary Corporate Proceedings, that such Warrants has been exercised in accordance with their terms, that the certificates evidencing such shares of Preferred Stock are duly executed and delivered and that the consideration therefor is not less than the par value thereof;

8. when the Deposit Agreement has been duly executed and delivered by the Company and the Depositary and when the Depositary Shares have been executed and delivered by the Company and countersigned by the Depositary in accordance with the Deposit Agreement and when payment therefor is received, and assuming the issuance of the Depositary Shares has been authorized by all necessary Corporate Proceedings and that certificates evidencing such

Depositary Shares are duly executed and delivered, the Depositary Shares will be validly issued, fully paid and non-assessable, and the Depositary Shares will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Deposit Agreement;

9. when the Senior Indenture has been duly executed and delivered by the Company and the Senior Trustee, when the Senior Securities have been executed and delivered by the Company and authenticated by the Senior Trustee in accordance with the Senior Indenture and when payment therefor is received by the Company, and assuming the issuance of the Senior Securities has been authorized by all necessary Corporate Proceedings, the Senior Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Senior Indenture;

10. when the Subordinated Indenture has been duly executed and delivered by the Company and the Subordinated Trustee, when the Subordinated Securities have been executed and delivered by the Company and authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture and when payment therefor is received by the Company, and assuming the issuance of the Subordinated Securities has been authorized by all necessary Corporate Proceedings, the Subordinated Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Subordinated Indenture;

11. when the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent, when the Warrants have been executed and delivered by the Company and countersigned by the Warrant Agent in accordance with the Warrant Agreement and when payment therefor is received by the Company, and assuming the issuance of the Warrants has been authorized by all necessary Corporate Proceedings, the Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Warrant Agreement; and

12. when the Senior Indenture or the Subordinated Indenture, as applicable, has been duly executed and delivered by the Company, the Subsidiary Guarantors, and the Senior Trustee or the Subordinated Trustee, as applicable, when the Guarantees have been executed and delivered by the Subsidiary Guarantors in accordance with the Senior Indenture or the Subordinated Indenture, as applicable, and assuming the issuance of the Guarantees has been authorized by all necessary Corporate Proceedings, each Guarantee will constitute a valid and binding obligation of each Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

We note that, as of the date of this opinion, a judgment for money in an action based on an Offered Security denominated in a foreign currency in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Offered Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. A state court in the State of New York rendering a judgment on such Offered Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

This opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York, the laws of the State of Texas, the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of the Delaware Constitution), the Limited Liability Company Act of the State of Delaware and the Delaware Revised Uniform Partnership Act. In particular, we do not purport to pass on any matter governed by the laws of Colorado or Oklahoma.

The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Sincerely,

Schedule A

Relevant Parties

Halcón Resources Operating, Inc.
Halcón Holdings, Inc.
HRC Energy Resources (WV), Inc.
HRC Energy Louisiana, LLC
HRC Production Company
Halcón Energy Properties, Inc.
Halcón Operating Co., Inc.
Halcón Energy Holdings, LLC
Halcón Field Services, LLC
Halcón Louisiana Operating, L.P.
HK Oil & Gas, LLC
Halcón Williston I, LLC
Halcón Williston II, LLC
HK Energy, LLC
HK Louisiana Operating, LLC
HK Energy Operating, LLC
HK Resources, LLC
The 7711 Corporation
Halcón Permian, LLC

Schedule B

Other Parties

HRC Energy, LLC

HRC Operating, LLC

Halcón Gulf States, LLC